Exhibit 4.1

EXECUTION VERSION

OMNIBUS AMENDMENT TO

TERMS DOCUMENTS

This OMNIBUS AMENDMENT TO TERMS DOCUMENTS (this “Amendment”), dated as of November 12, 2014, is made to the Class A Terms Documents listed on Schedule A hereto (as amended, supplemented or otherwise modified as of the date hereof, collectively, the “Class A Terms Documents”), the Class B Terms Documents listed on Schedule B hereto (as amended, supplemented or otherwise modified as of the date hereof, collectively, the “Class B Terms Documents”), and the Class C Terms Documents listed on Schedule C hereto (as amended, supplemented or otherwise modified as of the date hereof, collectively, the “Class C Terms Documents” and, together with the Class A Terms Documents and the Class B Terms Documents, the “Terms Documents”), relating to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008 (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”), as supplemented by the Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (as amended, supplemented or otherwise modified as of the date hereof, the “Asset Pool Supplement”), as supplemented by the Card Series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture Supplement”), each between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”), and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Class A Terms Documents, the Class B Terms Documents and the Class C Terms Documents, or if not therein, the Indenture, the Asset Pool Supplement or the Indenture Supplement.

W I T N E S S E T H

WHEREAS, pursuant to Section 901(k) of the Indenture, the Issuer and the Indenture Trustee may amend any Indenture Supplement (including any supplement thereto, such as a Terms Document) to provide for additional or alternative forms of credit enhancement for any Tranche of Notes, without the consent of the Holders of any Notes but with prior notice to each Note Rating Agency, upon delivery to the Indenture Trustee of (i) a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion, (ii) an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, and (iii) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied;

WHEREAS, the Issuer has delivered notice of this Amendment to each Note Rating Agency, and the Indenture Trustee has received a Master Trust Tax Opinion for each applicable Master Trust, an Issuer Tax Opinion and an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, in each case in connection with this Amendment;

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer and the Indenture Trustee may amend any Indenture Supplement (including any supplement thereto, such as a Terms Document), including the amendment contained herein to the definition of “Maximum Subordination Amount of Class B Notes” in each of the Class A Terms Documents, without the consent of the Indenture Trustee or any of the Noteholders but with prior notice to each Note Rating Agency, provided that the Issuer has (i) received written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect; (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion and (iii) delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

WHEREAS, the Issuer has received written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect, has delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion, and has delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendments will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

NOW, THEREFORE, it is hereby agreed by and among the parties hereto in the manner set forth below.

SECTION 1. Modification to Section 1.01 of the Class A Terms Documents. In connection with the Class A Terms Documents listed on Schedule A hereto:

(a) The percentage set forth in the definition of “Required Subordinated Percentage of Class B Notes” in Section 1.01 of each such Class A Terms Document is hereby increased from 10.8434% to 11.3925%.

(b) The percentage set forth in the definition of “Required Subordinated Percentage of Class C Notes” in Section 1.01 of each such Class A Terms Document is hereby increased from 8.4338% to 11.3925%.

(c) The percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” in Section 1.01 of each such Class A Terms Document is hereby increased from 1.2049% to 3.7975%.

(d) In the definition of “Maximum Subordination Amount of Class B Notes” in Section 1.01 of each Class A Terms Document listed under “Group 1” on Schedule A hereto: (i) the number 10 set forth in such definition is hereby decreased to 9, and (ii) the number 83.00 set forth in such definition is hereby decreased to 79.00.

2

(e) In the definition of “Maximum Subordination Amount of Class B Notes” in Section 1.01 of each Class A Terms Document listed under “Group 2” on Schedule A hereto, the number 83.00 set forth in such definition is hereby decreased to 79.00.

SECTION 2. Modification to Section 1.01 of the Class B Terms Documents. In connection with the Class B Terms Documents listed on Schedule B hereto:

(a) The percentage set forth in the definition of “Required Subordinated Percentage of Class C Notes” in Section 1.01 of each such Class B Terms Document is hereby increased from 7.6087% to 10.2273%.

(b) The percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” in Section 1.01 of each such Class B Terms Document is hereby increased from 1.0870% to 3.4091%.

SECTION 3. Modification to Section 1.01 of the Class C Terms Documents. In connection with the Class C Terms Documents listed on Schedule C hereto, the percentage set forth in the definition of “Required Subordinated Percentage of Class D Notes” of each such Class C Terms Document is hereby increased from 1.0102% to 3.0928%.

SECTION 4. Ratification of the Terms Documents. As modified by this Amendment, the Terms Documents are in all respects ratified and confirmed, and the Terms Documents, as so modified by this Amendment shall be read, taken and construed as one and the same instrument.

SECTION 5. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the date hereof upon satisfaction of the following conditions:

(a) delivery to the Indenture Trustee of (i) a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion, (ii) an Officer’s Certificate to the effect that the Issuer reasonably believes that the amendments contained in this Amendment will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future and (iii) an Opinion of Counsel to the effect that the execution of this Amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied;

3

(b) in connection with the amendments contained in Sections 1(d) and 1(e) hereof, (i) delivery to the Note Rating Agencies of a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion and (ii) delivery to the Owner Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that the amendments contained in Sections 1(d) and 1(e) hereof will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future;

(c) the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card series that the amendments contained in Sections 1(d) and 1(e) hereof will not result in a Ratings Effect; and

(d) delivery to the Indenture Trustee of counterparts of this Amendment, duly executed by the parties hereto.

SECTION 8. Headings. The headings of the several paragraphs of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

SECTION 9. Waiver of Conditions. By executing this Amendment, the parties hereto waive any other conditions under the Terms Documents which are required to enter into this Amendment and the transactions contemplated hereby, including without limitation any requirement for prior written notice.

SECTION 10. Governing Law. THIS AMENDMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5 1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11. Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Amendment or the recitals contained herein.

SECTION 12. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Amendment and by any Person claiming by, through or under them and (d) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any related documents.

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST,

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Attorney-in-fact

By:	/s/ Rosemary Cabrera
Name: Rosemary Cabrera
Title: Attorney-in-fact

THE BANK OF NEW YORK MELLON, as Indenture Trustee and not in its individual capacity

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

Acknowledged and Accepted:

CAPITAL ONE FUNDING, LLC,

as Transferor

By:	/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President

[Omnibus Amendment to Terms Documents]

Schedule A

Class A Terms Documents

Group 1:

1.	Class A(2005-9) Terms Document, dated as of October 19, 2005, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Asset Pool Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”) and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”).

2.	Class A(2006-3) Terms Document, dated as of March 1, 2006, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

3.	Class A(2006-11) Terms Document, dated as of September 1, 2006, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

4.	Class A(2007-1) Terms Document, dated as of January 26, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

5.	Class A(2007-2) Terms Document, dated as of February 27, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

6.	Class A(2007-A) Terms Document, dated as of May 4, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

7.	Class A(2007-5) Terms Document, dated as of June 22, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

8.	Class A(2007-7) Terms Document, dated as of September 28, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

Group 2:

9.	Class A(2013-1) Terms Document, dated as of February 1, 2013, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

10.	Class A(2013-2) Terms Document, dated as of May 14, 2013, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

11.	Class A(2013-3) Terms Document, dated as of November 21, 2013, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

12.	Class A(2014-1) Terms Document, dated as of February 10, 2014, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

13.	Class A(2014-2) Terms Document, dated as of April 10, 2014, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

14.	Class A(2014-3) Terms Document, dated as of April 10, 2014, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

15.	Class A(2014-4) Terms Document, dated as of September 9, 2014, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

16.	Class A(2014-5) Terms Document, dated as of October 14, 2014, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

Schedule B

Class B Terms Documents

1.	Class B(2004-3) Terms Document, dated as of April 14, 2004, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Asset Pool Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”) and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”).

2.	Class B(2005-1) Terms Document, dated as of March 3, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

3.	Class B(2005-3) Terms Document, dated as of August 4, 2005, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

4.	Class B(2006-1) Terms Document, dated as of April 6, 2006, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

5.	Class B(2007-1) Terms Document, dated as of January 26, 2007, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

6.	Class B(2009-C) Terms Document, dated as of October 9, 2009, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.

Schedule C

Class C Terms Documents

1.	Class C(2007-1) Terms Document, dated as of January 26, 2007, to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture”), as supplemented by Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Asset Pool Supplement”), and as further supplemented by the Card series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Indenture Supplement”), by and between Capital One Multi-asset Execution Trust, as Issuer (the “Issuer”) and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”).

2.	Class C(2009-A) Terms Document, dated as of December 14, 2009, to the Indenture, as supplemented by the Asset Pool 1 Supplement, and as further supplemented by the Indenture Supplement, by and between the Issuer and the Indenture Trustee.